Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

/C O R R E C T I O N – Carriage Services, Inc./

In the news release issued November 1, 2012 by Carriage Services, Inc., “Carriage Services Announces 2012 Third Quarter Results, Raises Rolling Four Quarter Outlook”, over PR Newswire, the Reconciliation of Diluted EPS from continuing operations to Adjusted Earnings per Share for the three and nine months ended September 30, 2011 and 2012 on page 12 of the release has been revised. The effect of $0.10 for the loss on the extinguishment of debt and other costs was presented separately for the three months ended September 30, 2012 but was not presented separately and was combined with other special items for the nine months ended September 30, 2012. The table on page 12 presents the special items combined as also presented in the Reconciliation of Net Income for both periods.

CARRIAGE SERVICES ANNOUNCES 2012 THIRD QUARTER RESULTS

RAISES ROLLING FOUR QUARTER OUTLOOK

HOUSTON – November 1, 2012 – Carriage Services, Inc. (NYSE: CSV) today announced results for the quarter ending September 30, 2012.

Mel Payne, Chief Executive Officer, stated, “Our third quarter performance was outstanding, as we achieved revenue growth of 14% to a record $49.5 million, and Adjusted Earnings Per Share growth of 60% to a record 16¢ per share. This record performance during what has traditionally been our weakest seasonal quarter was driven by substantially higher year over year revenue growth and margin expansion in each of our four major profit segments, the consolidated impact of which is reflected in the 2012 quarterly and nine month comparative highlights shown below:”

Three Months Ending September 30, 2012

•	Total Revenue up 14% to $49.5 million;

•	Total Field EBITDA up 24% to $18.8 million;

•	Total Field EBITDA Margin up 310 basis points to 37.9%;

•	Consolidated EBITDA up 30% to $11.4 million;

•	Consolidated EBITDA Margin up 280 basis points to 23.0%;

•	Adjusted Consolidated EBITDA up 20% to $12.5 million;

•	Adjusted Consolidated EBITDA Margin up 120 basis points to 25.2%;

•	Adjusted Earnings Per Share up 60% to $0.16 from $0.10 in 2011; and

•	Reported GAAP Diluted Earnings Per Share declined to $0.03 in 2012 from $0.04 in 2011.

Nine Months Ending September 30, 2012

•	Total Revenue up 7.3% to $151.1 million;

•	Total Field EBITDA up 12.8% to $58.8 million;

•	Total Field EBITDA Margin up 190 basis points to 38.9%;

•	Consolidated EBITDA up 13.3% to $38.2 million;

•	Consolidated EBITDA Margin up 140 basis points to 25.3%;

•	Adjusted Consolidated EBITDA up 5.0% to $41.3 million;

•	Adjusted Consolidated EBITDA Margin down 60 basis points to 27.4%;

•	Adjusted Earnings Per Share up 10.9% to $0.61 from $0.55 in 2011; and

•	Reported GAAP Diluted Earnings per Share increased 11.1% to $0.40 from $0.36 in 2011.

Adjusted Earnings Per Share, Adjusted Net Income, Consolidated EBITDA, Adjusted Consolidated EBITDA, Field EBITDA, are all non-GAAP financial measures management believes are important financial measurements to understand the company’s operations and financial results. These items are defined and reconciled to GAAP later in the press release.

“While our third quarter performance was exceptional, we positioned Carriage in four other major fundamental areas over the last few months to have a strong finish to 2012 and to enter 2013 with a much higher capacity of sustainable earnings power. First, we have completed and rolled out an updated Cemetery Standards Operating Model and recruited the organizational leadership both at the corporate and field level to take our Cemetery

Portfolio performance to a much higher and sustainable level over time. Second, we have recently made substantial structural changes in how we manage and receive compensation from our trust funds, which should result in higher sustainable financial revenue over time. Third, we completed the refinancing of our $130 million of 7 7/8% senior notes due 2015 with a $235 million syndicated bank financing comprised of a $130 million five year term loan and a $105 million five year revolving credit facility, with interest savings of over 400 basis points on the refinanced term loan. Fourth, we have increased our acquisition activity and have a strong acquisition pipeline with high quality candidates, which will continue to drive acquisition revenue and earnings growth.”

“Accordingly, as a result of the effectiveness of the many organizational leadership changes over the past year and the success of our renewed focus on all the drivers of sustainable high performance, we are substantially raising our Rolling Four Quarter Outlook of Adjusted EPS to $1.03 – $1.05 from our previous guidance of $0.83 to $0.85, an increase of 23.8%. This is the first time in our twenty-one year history that we will have achieved the milestone of earnings in excess of $1.00 per share. As we entered 2012 after concluding our 20th anniversary year, we established extraordinarily challenging goals over the five year period ending with 2016. We have thus far more than met the standard of performance captured by our theme for 2012, Carriage Services 2012 – A NEW BEGINNING!”

FUNERAL FIELD OPERATIONS

For the Three Months Ending September 30, 2012

•	Total Funeral Operating Revenue increased 12.3% to $35.0 million;

•	Same Store Funeral Revenue increased 3.5% with same store volume increasing 0.7%;

•	Acquisition Funeral Revenue increased 85.2% with acquisition volume increasing 58.9%;

•	Funeral Field EBITDA Margin increased 240 basis points to 35.8%;

•	Average revenue per contract excluding trust earnings increased 3.4% to $5,148; and

•	Cremation rate increased 110 basis points to 46.3%.

For the Nine Months Ending September 30, 2012

•	Total Funeral Operating Revenue increased 7.8% to $108.7 million;

•	Same Store Funeral Revenue decreased 1.1% with same store volume decreasing 3.2%;

•	Acquisition Funeral Revenue increased 93.0% with acquisition volume increasing 60.0%;

•	Funeral Field EBITDA Margin increased 250 basis points to 37.0%;

•	Average revenue per contract excluding trust earnings increased 2.8% to $5,170; and

•	Cremation rate increased 80 basis points to 45.7%.

CEMETRY FIELD OPERATIONS

For the Three Months Ending September 30, 2012

•	Total Cemetery Operating Revenue increased 15.7% to $10.2 million;

•	Cemetery Field EBITDA Margin increased 420 basis points to 23.3%;

•	Cemetery pre-need property sale contracts increased 6.0% to 1,653; and

•	Average Cemetery pre-need property sale per contract increased 11.4% to $3,005.

For the Nine Months Ending September 30, 2012

•	Total Cemetery Operating Revenue increased 3.7% to $30.0 million;

•	Cemetery Field EBITDA Margin decreased 100 basis points to 24.5%;

•	Cemetery pre-need property sale contracts increased 4.1% to 5,167; and

•	Average Cemetery pre-need property sale per contract increased 5.5% to $2,769.

FINANCIAL OPERATIONS

For the Three Months Ending September 30, 2012

•	Total Financial Revenue increased 27.3% to $4.2 million;

•	Total Financial EBITDA Margin increased 160 basis points to 90.5%;

•	Funeral Financial Revenue decreased 11.7% to $1.8 million; and

•	Cemetery Financial Revenue increased 88.1% to $2.5 million.

For the Nine Months Ending September 30, 2012

•	Total Financial Revenue increased 11.8% to $12.4 million;

•	Total Financial EBITDA Margin increased 100 basis points to 91.1%;

•	Funeral Financial Revenue decreased 7.2% to $5.8 million; and

•	Cemetery Financial Revenue increased 36.0% to $6.6 million.

SENIOR SECURED CREDIT FACILITY

On August 30, 2012, we completed a transaction to replace the Wells Fargo credit facility with a new $235 million secured bank credit facility (the “Credit Facility”) with Bank of America, N.A. as the Administrative Agent with $105 million available under a revolving credit facility and $130 million available as part of a term loan facility. The new Credit Facility also contains an accordion provision to borrow up to an additional $40 million in revolving loans. The Credit Facility refinanced our then existing Revolving Credit, paid other transaction related fees and expenses and will provide for future corporate needs. The Term Loan was used to redeem and replace our existing 7 7/8% Senior Notes (the “Senior Notes”).

The Credit Facility has a five year maturity and is collateralized by all personal property and funeral home real property in certain states. Interest under the new Credit Facility is payable at prime or LIBOR options. As of September 30, 2012, $28.0 million was drawn under the revolving credit facility. The proceeds of the term loan borrowings were used to redeem the Company’s Senior Notes. In connection with the repayment of the previously outstanding senior debt, the Company incurred a call premium payment to the former debtholders in the amount of $1.7 million and recorded a pre-tax charge in the amount of $1.3 million to write off the related unamortized loan costs.

GAAP diluted earnings per share from continuing operations in the current quarter were affected by the above mentioned costs that totaled $0.10 per share on an after-tax basis. Excluding these costs, GAAP diluted earnings per share from continuing operations would have been $0.13 per share in the third quarter of 2012 compared to $0.04 per share for the third quarter in 2011. Excluding these same costs, GAAP diluted earnings per share from continuing operations for the first nine months of 2012 would have been $0.52 versus $0.36 for the first nine months of 2011. The benefits of the new Credit Facility including substantially lower interest cost will be reflected on a quarterly basis in the fourth quarter financial results of 2012 and on a full year basis in 2013 and going forward.

ACQUISITIONS

Carriage is focused on acquiring additional funeral homes and cemetery businesses through a highly disciplined Strategic Acquisition Model as a core strategy to grow revenues and earnings. Since the implementation of this updated and revised model late in the fourth quarter of 2011, we have acquired five funeral homes and one cemetery that are expected to generate approximately $11.2 million in annual revenue. However, these acquisitions have contributed only $4.4 million in revenue for the first nine months of 2012 due to the timing of the purchases. The full revenue and earnings impact of the recent acquisitions qualified under our revised Strategic Acquisition Model will be realized in our 2012 fourth quarter financial results and on a full year basis in 2013. All of these acquisitions have been accretive to earnings per share and the combined Field EBITDA Margin on these acquisitions was at 42% for the first nine months of 2012.

Our acquisition pipeline remains strong. We expect to close on two more acquisitions before the end of the year that will generate approximately $5.5 million in annual revenue, although there can be no assurances that these acquisitions will be completed. In addition, we expect to complete six to eight acquisitions with total annualized revenue of $15 to $16 million in fiscal 2013. These anticipated acquisitions will be spread throughout the year and there are no specific acquisitions under a letter of intent at this point in time.

TRUST FUND PERFORMANCE

During the third quarter of 2012, Carriage’s discretionary trust funds gained 7.0% compared to a gain of 6.4% for the S&P 500 Stock Index and 4.5% for the Barclay’s U.S. Corporate High Yield Index. Through September 30, 2012, Carriage’s discretionary trust funds have gained 17.1% versus a gain of 16.4% for the S&P 500 and 12.1% for the High Yield Index. The current yield on Carriage’s discretionary fixed income portfolio was 8.6% at September 30, 2012, which is generating estimated annual income of $12.7 million. Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services, and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
Timeframe	Discretionary	Total Trust	S&P 500 Stock Index	Barclay’s U.S. Corporate High Yield Index	50/50 index Benchmark(2)
5 years ended 12/31/11	40.5%	40.4%	-1.2%	43.8%	21.3%
3 years ended 12/31/11	82.3%	70.5%	48.6%	91.2%	69.9%
9 months ended 9/30/12	17.1%	14.2%	16.4%	12.1%	14.2%
3 months ended 9/30/12	7.0%	5.9%	6.4%	4.5%	5.5%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).
(2)	The 50/50 Benchmark is 50% weighted to the S&P 500 Stock Index and 50% weighted to the Barclay’s U.S. Corporate High Yield Index

Asset Allocation as of September 30, 2012 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Fixed Income	$153,868	86%	$176,817	76%
Equities	22,978	13%	39,101	17%
Cash	1,176	1%	16,127	7%

Total Portfolios	$178,022	100%	$232,045	100%

FREE CASH FLOW

Carriage generated Free Cash Flow from continuing operations in the third quarter of 2012 of $12.0 million compared to Free Cash Flow from continuing operations of $19.7 million for the corresponding period in 2011 as summarized below (in millions):

	2011		2012
Cash flow provided by continuing operations	$25.0	(1)	$15.2
Cash used for maintenance capital expenditures	(5.3)		(3.2)

Free Cash Flow	$19.7		$12.0

(1)	Cash flow provided by continuing operations and Free Cash Flow for the nine months ended September 30, 2011 included $8.5 million cash withdrawal from its affiliated preneed cemetery trusts previously disclosed in our press release dated July 21, 2011.

ROLLING FOUR QUARTER OUTLOOK RAISED

The Rolling Four Quarter Outlook “(Outlook)” reflects management’s current opinion on the performance of the portfolio of businesses for the rolling four quarter period ending September 30, 2013, and the performance of the trusts as well as our view of the financial markets. Factors affecting our analysis include, among others, acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model, and Withdrawable Trust Income.

ROLLING FOUR QUARTER OUTLOOK – Period Ending September 30, 2013

Range (in millions, except per share amounts)
Revenues	$218 – $220
Consolidated EBITDA	$54 – $56
Adjusted Consolidated EBITDA	$57 – $59
Net Income	$15 – $17
Adjusted Net Income	$17 – $19
GAAP Diluted EPS	$0.91 – $0.94
Adjusted EPS	$1.03 – $1.05
Cash Flow from Operations	$30 – $32
Free Cash Flow	$26 – $28

Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income, Net Income, and Adjusted EPS for the four quarter period ending September 30, 2013 are expected to improve relative to the same period ended September 30, 2012, for the following reasons:

•	The new Credit Facility will allow for increased financial capacity for acquisitions and substantially reduced interest costs;

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Cemetery Revenue and Cemetery Field EBITDA; and

•	Increases in Financial Revenue and Financial EBITDA from the trust funds.

CARRIAGE SERVICES, INC.

NON- GAAP UNAUDITED INCOME STATEMENT

($000’s)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2012	% Change	2011	2012	% Change
Same Store Contracts
Atneed Contracts	4,249	4,348		13,681	13,414
Preneed Contracts	1,163	1,101		3,805	3,519

Total Same Store Funeral Contracts	5,412	5,449	0.7%	17,486	16,933	-3.2%
Acquisition Contracts
Atneed Contracts	697	1,186		2,122	3,527
Preneed Contracts	156	169		431	559

Total Acquisition Funeral Contracts	853	1,355	58.9%	2,553	4,086	60.0%

Total Funeral Contracts	6,265	6,804	8.6%	20,039	21,019	4.9%

Funeral Operating Revenue
Same Store Revenue	$27,856	$28,833	3.5%	$91,188	$90,146	-1.1%
Acquisition Revenue	3,343	6,192	85.2%	9,594	18,516	93.0%

Total Funeral Operating Revenue	$31,199	$35,025	12.3%	$100,782	$108,662	7.8%
Cemetery Operating Revenue
Same Store Revenue	$8,827	$10,150	15.0%	$28,922	$29,945	3.5%
Acquisition Revenue	—	60	100.0%	—	60	100.0%

Total Cemetery Operating Revenue	$8,827	$10,210	15.7%	$28,922	$30,005	3.7%
Financial Revenue
Preneed Funeral Commission Income	$512	$462		$1,399	$1,363
Preneed Funeral Trust Earnings	1,523	1,334		4,837	4,426
Cemetery Trust Earnings	977	2,005		3,855	5,316
Preneed Cemetery Finance Charges	330	453		1,009	1,301

Total Financial Revenue	$3,342	$4,254	27.3%	$11,100	$12,406	11.8%

Total Revenue	$43,368	$49,489	14.1%	$140,804	$151,073	7.3%

Field EBITDA
Same Store Funeral Field EBITDA	$9,568	$10,635	11.1%	$32,366	$34,060	5.2%
Same Store Funeral Field EBITDA Margin	34.3%	36.9%	260 bp	35.5%	37.8%	230 bp
Acquisition Funeral Field EBITDA	850	1,890	122.3%	2,412	6,135	154.3%
Acquisition Funeral Field EBITDA Margin	25.4%	30.5%	510 bp	25.1%	33.1%	800 bp

Total Funeral Field EBITDA	$10,418	$12,525	20.2%	$34,778	$40,195	15.6%
Total Funeral Field EBITDA Margin	33.4%	35.8%	240 bp	34.5%	37.0%	250 bp
Same Store Cemetery Field EBITDA	$1,689	$2,432	44.0%	$7,380	$7,410	0.4%
Same Store Cemetery Field EBITDA Margin	19.1%	24.0%	490 bp	25.5%	24.7%	(80	) bp
Acquired Cemetery Field EBITDA	—	(56)		—	(65)
Acquired Cemetery Field EBITDA Margin	0.0%	-93.3%		0.0%	-108.3%

Total Cemetery Field EBITDA	$1,689	$2,376	40.7%	$7,380	$7,345	-0.5%
Total Cemetery Field EBITDA Margin	19.1%	23.3%	420 bp	25.5%	24.5%	(100	) bp
Funeral Financial EBITDA	1,664	1,419		5,133	4,712
Cemetery Financial EBITDA	1,307	2,431		4,864	6,590

Total Financial EBITDA	$2,971	$3,850	29.6%	$9,997	$11,302	13.1%
Total F inancial EBITDA Margin	88.9%	90.5%	160 bp	90.1%	91.1%	100 bp

Total Field EBITDA	$15,079	$18,751	24.4%	$52,155	$58,842	12.8%
Total Field EBITDA Margin	34.8%	37.9%	310 bp	37.0%	38.9%	190 bp

CARRIAGE SERVICES, INC.

NON- GAAP UNAUDITED INCOME STATEMENT

($000’s)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2012	% Change		2011	2012	% Change
Overhead
Total Variable Overhead	$1,966	$2,317			$4,660	$5,744
Total Regional Fixed Overhead	974	1,100			2,972	2,931
Total Corporate Fixed Overhead	3,849	3,944			11,690	12,009

Total Overhead	$6,789	$7,361	8.4%		$19,322	$20,684	7.0%
	15.7%	14.9%	(80	) bp	13.7%	13.7%	- bp
Other Income	$481	$—			$845	$—

Consolidated EBITDA	$8,771	$11,390	29.9%		$33,678	$38,158	13.3%
Consolidated EBITDA Margin	20.2%	23.0%	280 bp		23.9%	25.3%	140 bp
GAAP Diluted EPS	$0.04	$0.03	-25.0%		$0.36	$0.40	11.1%
Special Items on EBITDA
Withdrawable Trust Income	$1,300	$518			$4,881	$1,289
Gain on Repurchase of Convertible Junior Subordinated Debentures	(481)	—			(845)	—
Securities Transactions Expenses	41	—			502	—
Acquisition Expenses	727	300			972	915
Severance Costs	50	278			167	769
Non-recurring Legal Fees	—	—			—	135
Litigation Settlements	—	—			—	60

Total of Special Items	$1,637	$1,096			$5,677	$3,168
Adjusted Consolidated EBITDA	$10,408	$12,486	20.0%		$39,355	$41,326	5.0%
Adjusted Consolidated EBITDA Margin	24.0%	25.2%	120 bp		28.0%	27.4%	(60	) bp
Property Depreciation & Amortization	$2,268	$2,514			$7,178	$7,555
Non Cash Stock Compensation	491	438			1,586	1,621
Interest Expense	4,564	4,568			13,627	13,679
Loss on Early Extinguishment of Debt and Other Costs	201	3,031			201	3,031
Interest Income	(13)	(18)			(36)	(52)

Pretax Income	$2,897	$1,953	-32.6%		$16,799	$15,492	-7.8%
Special Items on Pretax Income
Loss on Early Extinguishment of Debt and Other Costs	$201	$3,031			$201	$3,031

Adjusted Pretax Income	$3,098	$4,984	60.9%		$17,000	$18,523	9.0%
Income tax	$1,255	$2,016			$6,886	$7,475

Adjusted Net Income	$1,843	$2,968	61.0%		$10,114	$11,048	9.2%

	4.2%	6.0%	180 bp		7.2%	7.3%	10 bp
Adjusted Diluted EPS	$0.10	$0.16	60.0%		$0.55	$0.61	10.9%
Diluted Shares Outstanding	18,461	18,170	-1.6%		18,381	18,212	-0.9%

CONFERENCE CALL AND INVESTOR RELATIONS CONTACTS

Carriage Services has scheduled a conference call for tomorrow, November 2, 2012 at 10:30 a.m. Eastern time. To participate in the call, please dial 800-860-2442 at least ten minutes before the conference call begins and ask for the Carriage Services conference call. A telephonic replay of the conference call will be available through November 15, 2012 and may be accessed by dialing 877-344-7529 and using pass code 10019938. An audio archive will also be available on the company’s website at www.carriageservices.com shortly after the call and will be accessible for approximately 90 days. For more information on any investor relations questions, please contact Matt Steinberg at FTI consulting at matt.steinberg@fticonsulting.com or 212-850-5600 or Bill Heiligbrodt at bill.heiligbrodt@carriageservices.com or 713-332-8553.

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided at the end of the press release.

The Non-GAAP financial measures include “Free Cash Flow”, “Funeral and Cemetery Field EBITDA”, “Total Field EBITDA”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Special Items”, “Adjusted Net Income” and “Adjusted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items itemized on page 6 and reconciled to GAAP on pages 12 to 14. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. These financial measures are used by management to understand and explain the Company’s operations and financial results.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income (loss)” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Non-GAAP Unaudited Income Statement, to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

FORWARD-LOOKING STATEMENTS

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

– Financial Statements and Tables to Follow –

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	September 30,
	2011	2012
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,137	$549
Accounts receivable, net of allowance for bad debts	16,356	16,989
Assets held for sale	2,276	600
Inventories and other current assets	13,415	12,500

Total current assets	33,184	30,638
Preneed cemetery and funeral trust investments	141,494	156,751
Preneed receivables, net of allowance for bad debts	22,614	23,688
Receivables from preneed funeral trusts	22,487	22,250
Property, plant and equipment, net of accumulated depreciation	136,015	145,743
Cemetery property	71,515	75,227
Goodwill	193,877	205,976
Deferred charges and other non-current assets	10,106	7,872
Cemetery perpetual care trust investments	41,485	47,760

Total assets	$672,777	$715,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$628	$669
Accounts payable and accrued liabilities	31,683	25,300
Liabilities associated with assets held for sale	1,920	58

Total current liabilities	34,231	26,027
Long-term debt, net of current portion	131,900	131,755
Line of credit	3,100	28,000
Convertible junior subordinated debenture due in 2029 to an affiliated trust	89,770	89,770
Obligations under capital leases, net of current portion	4,155	4,047
Deferred preneed cemetery and funeral revenue	99,770	101,189
Deferred preneed cemetery and funeral receipts held in trust	141,494	156,751
Care trusts’ corpus	41,379	47,304

Total liabilities	545,799	584,843

Commitments and contingencies
Redeemable preferred stock	200	200
Stockholders’ equity:
Common stock	217	220
Additional paid-in capital	201,284	202,176
Accumulated deficit	(63,987)	(56,267)
Treasury stock	(10,736)	(15,267)

Total stockholders’ equity	126,778	130,862

Total liabilities and stockholders’ equity	$672,777	$715,905

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2012	2011	2012
Revenues	$43,368	$49,489	$140,804	$151,073
Field costs and expenses	32,803	35,599	101,680	106,039

Gross profit	10,565	13,890	39,124	45,034
General and administrative expenses	5,034	5,452	15,055	16,052

Operating income	5,531	8,438	24,069	28,982
Interest expense	(4,551)	(4,550)	(13,592)	(13,627)
Gain on repurchase of junior subordinated debenture	481	—	846	—
Loss on early extinguishment of debt and other costs	(201)	(3,031)	(201)	(3,031)

Income from continuing operations before income taxes	1,260	857	11,122	12,324
Provision for income taxes	(510)	(346)	(4,505)	(4,983)

Net income from continuing operations	750	511	6,617	7,341
Net income from discontinued operations, net of tax	42	95	62	389

Net income	792	606	6,679	7,730
Preferred stock dividend	5	3	12	10

Net income available to common stockholders	$787	$603	$6,667	$7,720

Basic earnings per common share:
Continuing operations	$0.04	$0.03	$0.36	$0.41
Discontinued operations	—	—	—	0.02

Basic earnings per common share	$0.04	$0.03	$0.36	$0.43

Diluted earnings per common share:
Continuing operations	$0.04	$0.03	$0.36	$0.40
Discontinued operations	—	—	—	0.02

Diluted earnings per common share	$0.04	$0.03	$0.36	$0.42

Dividends declared per common share	$0.025	$0.025	$0.05	$0.075

Weighted average number of common and common equivalent shares outstanding:
Basic	18,414	18,051	18,339	18,129

Diluted	18,461	18,170	18,381	18,212

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the nine months ended September 30,
	2011	2012
Cash flows from operating activities:
Net income	$6,679	$7,730
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(62)	(389)
Depreciation and amortization	7,178	7,555
Amortization of deferred financing costs	534	520
Gain on repurchase of convertible junior subordinated debentures	(846)	—
Provision for losses on accounts receivable	2,346	1,422
Loss on early extinguishment of debt	201	1,324
Stock-based compensation expense	1,558	1,621
Deferred income taxes	(3,684)	2,390
Other	(36)	252
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	266	(3,100)
Inventories and other current assets	(776)	595
Deferred charges and other	(33)	(38)
Preneed funeral and cemetery trust investments	3,465	5,982
Accounts payable and accrued liabilities	3,455	(5,404)
Deferred preneed funeral and cemetery revenue	8,616	824
Deferred preneed funeral and cemetery receipts held in trust	(3,816)	(6,095)

Net cash provided by continuing operating activities	25,045	15,189
Net cash provided by discontinued operating activities	225	91

Net cash provided by operating activities	25,270	15,280
Cash flows from investing activities:
Acquisitions	(10,300)	(22,399)
Capital expenditures	(7,745)	(10,274)

Net cash used in continuing investing activities	(18,045)	(32,673)
Net cash provided by (used in) discontinued investing activities	(29)	603

Net cash used in inventory activities	(18,074)	(32,070)
Cash flows from financing activities:
Net borrowings from (payments against) the bank credit facility	(600)	26,607
Payments on senior long-term debt and obligations under capital leases	(436)	(480)
Proceeds from the exercise of stock options and employee stock purchase plan	318	627
Stock option benefit	7	53
Dividends paid on common stock	(920)	(1,353)
Dividends on redeemable preferred stock	(12)	(10)
Repurchase of convertible junior subordinated debentures	(2,241)	—
Payment of loan origination costs	(333)	(3,004)
Payment of call premium associated with the senior note redemption	—	(1,707)
Purchase of treasury stock	—	(4,531)
Other financing costs	6	—

Net cash provided by (used in) financing activities	(4,211)	16,202

Net increase (decrease) in cash and cash equivalents	2,985	(588)
Cash and cash equivalents at beginning of period	1,279	1,137

Cash and cash equivalents at end of period	$4,264	$549

CARRIAGE SERVICES, INC.

Selected Financial Data

	December 31,	September 30,
	2011	2012
		(unaudited)
Selected Balance Sheet Data:
Cash and short-term investments	$1,137	$549
Total Senior Debt (a)	139,783	164,471
Days sales in funeral accounts receivable	19.1	18.1
Senior Debt to total capitalization	39.2	42.7
Senior Debt to EBITDA (rolling twelve months)	3.3	3.6
Senior Debt to Adjusted Consolidated EBITDA (rolling 12 mos.)	2.8	3.1

a)	Senior debt does not include the convertible junior subordinated debentures.

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below. We define our Non-GAAP measures as “Adjusted” which is reflected on our Non-GAAP Unaudited Income Statement presented herein.

Reconciliation of Net Income from continuing operations to Adjusted Net Income from continuing operations for the three and nine months ended September 30, 2011 and 2012 (thousands):

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Net Income from continuing operations	$750	$511	$6,617	$7,341
Special items, net of tax	1,093	2,457	3,497	3,707

Adjusted Net Income	$1,843	$2,968	$10,114	$11,048

Reconciliation of Diluted EPS from continuing operations to Adjusted Earnings per Share for the three and nine months ended September 30, 2011 and 2012:

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Diluted EPS from continuing operations	$0.04	$0.03	$0.36	$0.40
Effect of special items	0.06	0.13	0.19	0.21

Adjusted EPS from continuing operations	$0.10	$0.16	$0.55	$0.61

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Net Income from continuing operations to Adjusted Consolidated EBITDA from continuing operations for the three and nine months ended September 30, 2011 and 2012 and the estimated rolling four quarters ended September 30, 2013 (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Net income from continuing operations	$750	$511	$6,617	$7,341
Provision for income taxes	510	346	4,505	4,983

Pre-tax earnings from continuing operations	1,260	857	11,122	12,324
Interest expense, net of interest income	4,551	4,550	13,592	13,627
Noncash stock compensation	491	438	1,585	1,621
Depreciation & amortization	2,268	2,514	7,178	7,555
Special items	1,838	4,127	5,878	6,199

Adjusted Consolidated EBITDA from continuing operations	$10,408	$12,486	$39,355	$41,326

Revenue from continuing operations	$43,368	$49,489	$140,804	$151,073
Adjusted Consolidated EBITDA Margin	24.0%	25.2%	28.0%	27.4%

Rolling Four Quarter Outlook
September 30, 2013E
Net income from continuing operations	$17,100
Provision for income taxes	11,400

Pre-tax earnings from continuing operations	28,500
Net interest expense, including loan cost amortization	15,200
Depreciation & amortization, including stock compensation	12,000

Consolidated EBITDA from continuing operations	$55,700

Reconciliation of cash provided by continuing operating activities to Free Cash Flow from continuing operations for the three and nine months ended September 30, 2011 and 2012 (in thousands):

	Three months ended September 30,
	2011	2012
Cash provided by continuing operating activities	$9,494	$1,877
Less maintenance capital expenditures	(1,999)	(940)

Free Cash Flow from continuing operations	$7,495	$937

	Nine months ended September 30,
	2011	2012
Cash provided by continuing operating activities	$25,045	$15,189
Less maintenance capital expenditures	(5,336)	(3,159)

Free Cash Flow from continuing operations	$19,709	$12,030

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Consolidated EBITDA from continuing operations to Free Cash Flow from continuing operations for the estimated rolling four quarters ending September 30, 2013 (in thousands):

Rolling Four Quarter Outlook
September 30, 2013E
Consolidated EBITDA from continuing operations	$55,700
Interest paid	(15,000)
Cash Income taxes	(9,800)
Maintenance capital expenditures	(4,500)
Withdrawable trust income	1,600

Free Cash Flow from continuing operations	$28,000

Reconciliation of funeral and cemetery income from continuing operations before income taxes to Field EBITDA from continuing operations for the three and nine months ended September 30, 2011 and 2012 (in thousands):

Funeral

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Income from continuing operations before income taxes	$8,938	$10,708	$31,170	$35,437
Depreciation & amortization	1,438	1,502	4,286	4,438
Regional & unallocated costs	1,706	1,734	4,455	5,032
Net financial income	(1,664)	(1,419)	(5,133)	(4,712)

Funeral Field EBITDA	$10,418	$12,525	$34,778	$40,195

Funeral Field Operating Revenue	$31,199	$35,025	$100,782	$108,662
Funeral Field EBITDA Margin	33.4%	35.8%	34.5%	37.0%

Cemetery

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012
Income from continuing operations before income taxes	$1,628	$3,182	$7,954	$9,596
Depreciation & amortization	575	800	2,141	2,398
Regional & unallocated costs	793	825	2,149	1,941
Net financial income	(1,307)	(2,431)	(4,864)	(6,590)

Cemetery Field EBITDA	$1,689	$2,376	$7,380	$7,345

Cemetery Field Operating Revenue	$8,827	$10,210	$28,922	$30,005
Cemetery Field EBITDA Margin	19.1%	23.3%	25.5%	24.5%